Exhibit 99.1
FOR IMMEDIATE RELEASE

Digital Lifestyles Group Announces Pending Name Change
 and Intention to Begin Operations

Crossville, TN -- (BUSINESS WIRE)--September 17, 2009—Digital Lifestyles Group, Inc.  (Pink Sheets:DLFG) announced today that the company intends to begin operations in the energy industry, including leasing property for oil, natural gas and coal production. So as to more accurately reflect the company’s intended operations, the Board of Directors has approved a name change of the company to TN-K Energy Group Inc. The new corporate name is reflective of the geographic focus for the company within Tennessee and Kentucky. The company has preliminary identified several properties which may constitute its first leasing transaction and intends to consummate these leases as soon as possible upon satisfaction of necessary financial statement and disclosure obligations. Similarly, the company intends to complete the name change as soon as it has completed all necessary regulatory filings.

About Digital Lifestyles Group, Inc.

Digital Lifestyles Group, Inc. was formerly a computer and consumer electronics company that designed, manufactured and marketed digital and consumer products. In April 2005 the company discontinued all operations and since then it has been a shell company.

This press release contains "forward-looking statements. " Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intent," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may," or words or expressions of similar meaning. Such statements are not guarantees of future performance and could cause the actual results of Digital Lifestyles to differ materially from the results expressed or implied by such statements, including, but not limited to, the company’s ability to enter into one or more leases for oil, gas and coal properties, the ability to obtain audited financial statements as necessary on these properties, compliance with Federal securities laws, and other factors. Additional information regarding risks can be found in Digital Lifestyles Annual Report on Form 10-K and its other filings with the SEC. Accordingly, although Digital Lifestyles believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Digital Lifestyles has no obligation to update the forward-looking information contained in this press release.

Contact: Ken Page
President
Digital Lifestyles Group, Inc.
(931) 707-9599